                                                                                                           Exhibit 11.1
                                                     RAMBUS INC. AND SUBSIDIARY

                                      Statement Re: Computation of Net Income (Loss) Per Share
                                              (in thousands, except per share amounts)


Historical Net Income (Loss) Per Share
                                                                                               Year Ended September 30,
                                                                                         ------------------------------------------
                                                                                          1997             1996              1995
                                                                                         -------          -------           -------
Primary:

Net income (loss) .............................................................          $ 1,981          $(4,415)          $(7,020)
                                                                                         =======          =======           =======

Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding ...............................           19,548            5,687             5,264
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock method ...................              201              401               401
     Additional dilutive options ..............................................            1,962             --                --
                                                                                         -------          -------           -------
                                                                                          21,711            6,088             5,665
                                                                                         =======          =======           =======

Net income (loss) per share ...................................................          $  0.09          $ (0.73)          $ (1.24)
                                                                                         =======          =======           =======


Fully diluted:

Net income (loss) .............................................................          $ 1,981          $(4,415)          $(7,020)
                                                                                         =======          =======           =======

Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding ...............................           19,548            5,687             5,264
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock method ...................              201              401               401
     Additional dilutive options ..............................................            2,028             --                --
     Additional dilutive warrants .............................................              313             --                --
                                                                                         -------          -------           -------
                                                                                          22,090            6,088             5,665
                                                                                         =======          =======           =======

Net income (loss) per share ...................................................          $  0.09          $ (0.73)          $ (1.24)
                                                                                         =======          =======           =======

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


                                                                                                                        Exhibit 11.1
                                                     RAMBUS INC. AND SUBSIDIARY

                                Statement Re: Computation of Net Income (Loss) Per Share--(Continued)
                                              (in thousands, except per share amounts)


Pro Forma Net Income (Loss) Per Share
                                                                                                 Year Ended September 30,
                                                                                        -------------------------------------------
                                                                                          1997             1996             1995
                                                                                        --------         --------          --------
Primary:

Net income (loss) .............................................................         $  1,981         $ (4,415)         $ (7,020)
                                                                                        ========         ========          ========

Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding ...............................           19,548            5,687             5,264
     Net effect of Convertible Preferred Stock (using the
         "if converted" method) ...............................................             --             11,297            11,297
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock method ...................              201              401               401
     Additional dilutive options ..............................................            1,962             --                --
                                                                                        --------         --------          --------
                                                                                          21,711           17,385            16,962
                                                                                        ========         ========          ========


Net income (loss) per share ...................................................         $   0.09            (0.25)            (0.41)
                                                                                        ========         ========          ========

Fully diluted:

Net income (loss) .............................................................         $  1,981         $ (4,415)         $ (7,020)
                                                                                        ========         ========          ========

Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding ...............................           19,548            5,687             5,264
     Net effect of Convertible Preferred Stock (using the
         "if converted" method) ...............................................             --             11,297            11,297
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock method ...................              201              401               401
     Additional dilutive options ..............................................            2,028             --                --
     Additional dilutive warrants .............................................              313             --                --
                                                                                        --------         --------          --------
                                                                                          22,090           17,385            16,962
                                                                                        ========         ========          ========

Net income (loss) per share ...................................................         $   0.09         $  (0.25)         $  (0.41)
                                                                                        ========         ========          ========

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